SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549


                            SCHEDULE 14A INFORMATION
      PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                MOVIEFONE, INC.
------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1)     TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
------------------------------------------------------------------------------
         2)       AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
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         3)       PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION
                  COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
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         4)       PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
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         5)       TOTAL FEE PAID:
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[ ] Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:


         2)       Form, Schedule or Registration Statement No.:


         3)       Filing Party:


         4)       Date Filed:

                                MOVIEFONE, INC.
                         335 MADISON AVENUE, 27TH FLOOR
                               NEW YORK, NY 10017

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 19, 1998


To the Stockholders of MovieFone, Inc.:

         Notice is hereby given that the Annual Meeting of Stockholders of MovieFone, Inc., a Delaware corporation (the "Company"), will be held at 10:00 A.M. on June 19, 1998 at the Company's New York office located at 335 Madison Avenue, 27th floor, New York, New York for the following purposes:

     1. To elect seven directors of the Company, each to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified;

     2. To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1998;

     3. To transact such other business as may properly be brought before the meeting or any adjournments or postponements thereof.

         Only stockholders of record at the close of business on April 21, 1998 are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof. A list of stockholders entitled to vote at the meeting will be kept at the office of the Secretary of the Company, 335 Madison Avenue, 27th Floor, New York, New York for a period of ten days prior to the meeting.



                                         By Order of the Board of Directors,



                                         Adam H. Slutsky
                                         Secretary



New York, New York
April 30, 1998


                             YOUR VOTE IS IMPORTANT

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.

                                MOVIEFONE, INC.

                                PROXY STATEMENT
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 19, 1998

                              GENERAL INFORMATION

         This Proxy Statement is furnished to the stockholders of MovieFone, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company, to be held at 10:00 A.M. local time on June 19, 1998 at the Company's New York office located at 335 Madison Avenue, 27th floor, New York, New York, and at any and all adjournments or postponements thereof. Stockholders of record at the close of business on April 21, 1998 are entitled to vote at the Annual Meeting. Attached to this Proxy Statement and accompanying Proxy Card is a copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1997.

         Business at the Annual Meeting is conducted in accordance with the procedures determined by the presiding officer and is generally limited to matters properly brought before the Annual Meeting by or at the suggestion of the Board of Directors or by a stockholder.

         Your attention is called to the Proxy Statement and accompanying Proxy Card. You are requested, whether or not you plan to attend the Annual Meeting, to sign, date and promptly return the enclosed Proxy Card in the envelope provided for which no postage must be affixed if mailed in the United States. If you attend the Annual Meeting, you may revoke any previously furnished proxy and vote your shares in person at the Annual Meeting.

         This Proxy Statement and accompanying Proxy Card are first being mailed to stockholders of the Company on or about May 15, 1998.

         No person is authorized to give any information or to make any representations other than those contained in this Proxy Statement and, if given or made, such information must not be relied upon as having been authorized.

                      BOARD OF DIRECTORS' RECOMMENDATIONS

         The Board of Directors of the Company is soliciting your proxy for use at the Annual Meeting and any adjournment or postponement of the Annual Meeting. The Board of Directors recommends a vote for (i) the election of the nominees for directors described below and (ii) the ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1998.

                       VOTING AND SOLICITATION OF PROXIES

         Only holders of record of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), at the close of business on April 21, 1998 (the "Record Date") are entitled to notice of the Annual Meeting. At the close of business on the Record Date, there were 5,262,660 shares of Class A Common Stock outstanding entitling the holders thereof to an aggregate of 5,262,660 votes and 7,155,053 shares of Class B Common Stock outstanding entitling the holders thereof to an aggregate of 35,775,265 votes. Only holders of record of the Class A Common Stock and Class B Common Stock as of the Record Date are entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the Class A Common Stock and Class B Common Stock issued and outstanding on the Record Date and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. All shares present in person or represented by proxy are counted for quorum purposes. The election of a Director requires the affirmative vote of a majority of the votes represented by the shares of the Company's Class A Common Stock and Class B Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting. Generally, abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting.

         This solicitation is being made by the Company. The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for solicitation. The Company has retained American Stock Transfer and Trust Company to assist in the distribution of proxy solicitation materials at a cost of approximately $1,500 plus handling charges and out-of-pocket expenses.

                        ATTENDANCE AT THE ANNUAL MEETING

         All stockholders are invited to attend the Annual Meeting. Due to the limited seating capacity, persons who are not stockholders may attend only if invited by the Board of Directors. If you are a stockholder but do not own shares in your name, you must bring proof of ownership (e.g., a current broker's statement) in order to be admitted to the Annual Meeting.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

         At the Annual Meeting, seven directors are to be elected to hold office until the next succeeding annual meeting of stockholders and until their respective successors have been elected and qualified. All of the nominees are currently directors of the Company. Each of the nominees has consented to serve as a director if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, each of such nominees is and will be able to serve if so elected. In the event that any of the nominees listed below should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of any nominee unable to serve.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE COMPANY'S NOMINEES AS DIRECTORS.

         Set forth below is a brief biography of each nominee for election as a Director.

         Dr. Henry G. Jarecki, age 65. Dr. Jarecki has been Chairman of the Board of Directors of the Company since its inception. In addition, Dr. Jarecki has been Chairman of The Falconwood Corporation of New York ("Falconwood"), a merchant banking and financial services firm, since 1976. From 1969 to 1989 he was Chairman of Mocatta Metals Corporation, a bullion dealing company. He has been on the faculty at the Yale University School of Medicine since 1963. Dr. Jarecki is the father of Andrew R. Jarecki.

         Andrew R. Jarecki, age 35. Mr. Jarecki has been Chief Executive Officer and a Director of the Company since its inception. Prior to developing MovieFone Mr. Jarecki served as managing director of Falconwood, overseeing the firm's venture capital activities. Mr. Jarecki received a BA degree from Princeton University. Mr. Jarecki is the son of Dr. Henry G. Jarecki.

         Adam H. Slutsky, age 34. Mr. Slutsky has been Chief Financial Officer and Chief Operating Officer and a Director of the Company since its inception. Prior to developing MovieFone Mr. Slutsky was Trading Manager and Director of Industrial Marketing for Falconwood from 1987 to 1989. Mr. Slutsky received a BS degree in industrial and labor relations from Cornell University and an MBA degree from Columbia University Business School.

         J. Russell Leatherman, age 36. Mr. Leatherman has been President and a Director of the Company since its inception. Prior to developing MovieFone Mr. Leatherman was an independent film and television producer/director. Mr. Leatherman has directed news programs and produced sports broadcasts and television specials for public television. He also operated a production company which specialized in producing motion picture trailers, commercials, and videos. Mr. Leatherman holds a BS degree from the University of Idaho.

         Mark N. Kaplan, age 68. Mr. Kaplan has been a Director of the Company since March 1994. For more than the past five years he has been a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP. Skadden, Arps, Slate, Meagher & Flom LLP currently provides legal services to the Company.

         George H. McLaughlin, age 61. Mr. McLaughlin has been a Director of the Company since March 1994. Mr. McLaughlin is an entrepreneur in the food industry and has, from 1989 to the present, held executive positions in the following companies: Ideal Macaroni Company, Weiss Noodle Company, and Food Tree, Inc. In addition, Mr. McLaughlin has, since 1989, been president of World Wide Licensing Corporation, a distributor of fashion accessories. Mr. McLaughlin received a BA degree from Princeton University and an MBA degree from Harvard Business School.

         Strauss Zelnick, age 40. Mr. Zelnick has been a Director of the Company since March 1994. Mr. Zelnick is President and Chief Executive Officer of BMG Entertainment North America. Prior to joining BMG Entertainment North America, Mr. Zelnick was President and Chief Executive Officer of Crystal Dynamics, a supplier of video game software, from 1993 to 1994. Prior to joining Crystal Dynamics, he was President and Chief Operating Officer of Twentieth Century Fox from 1989 to 1993. Mr. Zelnick holds both an MBA degree and a JD degree from Harvard University and is a former member of the Board of Directors of the Motion Picture Association of America.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         The Company's Board of Directors held three meetings in the fiscal year ended December 31, 1997. Each Director attended all of the meetings of the Board of Directors and meetings of committees on which such director served.

         The Board of Directors has established an Audit Committee and a Compensation Committee. The Company does not have a Nominating Committee. The Audit Committee held one meeting in the fiscal year ended December 31,1997. The Audit Committee makes recommendations to the Board of Directors regarding the appointment of the independent auditors of the Company, discusses and reviews the scope and the fees of the prospective annual audit and reviews the results thereof with the independent auditors, reviews and approves non-audit services of the independent auditors, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company and reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls. The Audit Committee consists of Dr. Henry G. Jarecki, Mark N. Kaplan and George H. McLaughlin.

         The Compensation Committee held one meeting in the fiscal year ended December 31, 1997. The Compensation Committee reviews and approves annual salaries and bonuses for all executive officers and reviews, approves, and recommends to the Board of Directors the terms and conditions of all employee benefit plans or changes thereto, and administers the Company's Stock Option Plan. The Compensation Committee consists of Dr. Henry G. Jarecki, Andrew R. Jarecki, Mark N. Kaplan, and George H. McLaughlin.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDE PARTICIPATION

         Andrew R. Jarecki, a member of the Compensation Committee, is also Chief Executive Officer of the Company. Both Mr. Jarecki and Dr. Jarecki are prohibited, however, from participating in any deliberations or decisions regarding compensation matters relating to either of them.

COMPENSATION OF DIRECTORS
         Non-employee directors are paid $15,000 annually for their services as directors and for attendance at meetings. Under the Company's Stock Option Plan, as amended, each non-employee director also automatically receives a Non-Statutory Option (defined below) to purchase 2,000 shares of the Company's Class A Common Stock at each annual meeting of the stockholders of the Company for as long as such individual remains a director. Employee-directors are not paid any fees or other compensation for their services as directors.

                                    ITEM 2.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS


         The Board of Directors considers it desirable that its appointment of the firm of Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending December 31, 1998 be ratified by the stockholders.

         Deloitte & Touche LLP has served as the independent auditors of the Company since 1993. One or more representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to any questions from the stockholders present.

         The Company has been informed by Deloitte & Touche LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in the Company.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE FIRM OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

         In the event the stockholders do not ratify the appointment of Deloitte & Touche LLP, the Board of Directors will select another firm of auditors for the following year.

                                   MANAGEMENT

         The directors and executive officers of the Company are as follows:

NAME                        AGE  POSITION
----                        ---  --------
Dr. Henry G. Jarecki*....... 65  Chairman of the Board of Directors
Andrew R. Jarecki*.......... 35  Chief Executive Officer; Director
Adam H. Slutsky*............ 34  Chief Financial Officer and Chief
                                 Operating Officer; Director
J. Russell Leatherman*...... 36  President; Director
Thomas A. Jarecki........... 32  Senior Vice President, Operations
Richard S. O'Connell........ 37  Senior Vice President, Exhibitor Sales and
                                 Marketing
John Ventura................ 37  Senior Vice President, Theater Management
                                 Systems
Nada Stirrat................ 32  Senior Vice President, Sales
Matthew Blumberg............ 27  Vice President, Marketing and Product
                                 Management
Robert Gukeisen............. 33  Vice President, New Technologies
Marc S. Hollander........... 38  Vice President, Computer Systems
Shlomo Sudry................ 38  Vice President, Theater Management Systems
Philip Talamas . ........... 32  Vice President, Operations
Mark N. Kaplan*............. 68  Director
George H. McLaughlin*....... 61  Director
Strauss Zelnick*............ 40  Director

----------
* Biographical information regarding directors is set forth in Item 1 above.

         Thomas A. Jarecki has been Senior Vice President, Operations of the Company since March 1997 and was Vice President, Operations of the Company since its inception. Prior to joining the Company, he worked at Brody, White and Company ("Brody") as a business analyst. Mr. Jarecki holds a BS degree from Boston University.

         Richard S. O'Connell has been Senior Vice President, Exhibitor Sales and Marketing of the Company since March 1998. He was Senior Vice President, Marketing from August 1996 to March 1998. Prior to joining the Company, Mr. O'Connell was Vice President of Marketing for Court TV, a cable network, from 1993 to 1996. From 1986 through 1993, Mr. O'Connell was a Management Supervisor at Chiat/Day Advertising. Mr. O'Connell holds a BA degree from Dartmouth College.

         John Ventura has been Senior Vice President, Theater Management Systems of the Company since July 1995. Prior to joining the Company, Mr. Ventura was Director of Finance and Operations at A-Vision Entertainment, a Division of Time Warner, from 1992 to 1995. From 1989 to 1992, Mr. Ventura was TRS Manager of Gold Card Marketing at American Express. Mr. Ventura holds a BA degree from Lafayette College and an MBA degree from Dartmouth College.

         Nada Stirratt, has been Senior Vice President Sales since joining the Company in November 1997. Prior to MovieFone, Ms. Stirratt was the Advertising Director at Conde Nast's Allure magazine. Ms. Stirratt holds a BA degree from the University of Illionis.

         Matthew Blumberg, has been Vice President, Marketing and Product Management since March 1998. Mr. Blumberg was Vice President, MovieLink from 1995 to 1998. Prior to joining MovieFone, Mr. Blumberg was an associate with General Atlantic Partners, a private equity investment firm which invests in later-stage software and on line services companies and a consultant at Mercer Management Consulting. Mr. Blumberg graduated summa cum laude from Princeton University, with a BA degree.

         Robert Gukeisen has been Vice President, New Technologies since May 1995. He was Vice President, Systems Development of the Company since its inception. Prior to developing MovieFone, Mr. Gukeisen was a systems analyst for US Topper, a provider of interactive telephone service from 1986 to 1989. Mr. Gukeisen holds a BS degree from California State University at Northridge.

         Marc S. Hollander has been Vice President, Computer Systems since the Company's inception. From 1983 until he began working for the Company, he was a computer systems analyst at Brody.

         Shlomo Sudry has been Vice President, Theater Management Systems Development since January 1996 and Senior Programmer at MovieFone since August 1994.

         Philip Talamas has been Vice President, Operations since January 1998 and was Vice President of Technical Services since joining the firm in May 1995. Prior to joining the Company, Mr. Talamas worked at Brody as the Vice President of New York Operations from 1992 to 1995. He holds a BS degree from Georgia Institute of Technology.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company has entered or will enter into an indemnification agreement (the "Indemnification Agreement") with each director, and such officers, employees and agents of the Company as the Board of Directors shall determine from time to time. The Indemnification Agreement provides for, among other things: (i) indemnification to the fullest extent permitted by law against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim against an indemnified party (the "Indemnitee") unless it is determined, as provided in the Indemnification Agreement, that indemnification is not permitted under law; (ii) prompt advancement of expenses to any Indemnitee in connection with his or her defense against any claim; and
(iii) a provision that no legal action be brought and no cause of action be asserted by or in the right of the Company against an Indemnitee after the expiration of two years from the date such cause of action accrues unless a shorter period of limitations is otherwise applicable.

                             EXECUTIVE COMPENSATION

         The following table sets forth information concerning compensation paid or accrued by the Company to the Chief Executive Officer and the other four most highly compensated executive officers for services rendered in all capacities to the Company during the years ended December 31, 1997, 1996, and 1995:


                           SUMMARY COMPENSATION TABLE


                                                                  LONG-TERM COMPENSATION
                                                                         AWARDS
                                                                  ----------------------
                                    ANNUAL COMPENSATION     SECURITIES        ALL
                                    -------------------     UNDERLYING       OTHER
NAME & PRINCIPAL POSITION  YEAR     SALARY        BONUS      OPTIONS     COMPENSATION(a)
-------------------------  ----     ------        -----      -------     ---------------
Andrew R. Jarecki........  1997     $202,000     $53,885(b)     - - -(c)    $30
Chief Executive Officer    1996     $180,000    $114,573        21,000      $30
                           1995     $155,000     $62,981         8,000      $30

Adam H. Slutsky..........  1997     $200,000     $53,846(b)     - - -(c)   $144
COO and CFO                1996     $185,000    $109,114        21,000     $144
                           1995     $165,000     $58,173         8,000     $144

J. Russell Leatherman....  1997     $170,000    $185,249(d)      8,000     $144
President                  1996     $155,000    $187,263(d)      8,000     $144
                           1995     $140,000     $57,042(d)      8,000     $144

John Ventura.............  1997     $120,000     $60,109(e)      6,000     $144
Sr. VP, Theatre            1996      $88,000     $18,692        10,000
 Mgmn't Systems            1995      $37,630     $12,707(f)     43,500



Thomas A Jarecki.........  1997     $107,000     $53,558         6,000     $144
Sr. VP, Operations         1996      $90,000     $31,031         4,000     $144
                           1995      $80,000     $15,538         2,500     $144

---------------
(a)  Other compensation is for life insurance premiums paid by the Company.
(b) The performance bonuses payable in respect of 1997 to Messrs. Jarecki and Slutsky have not yet been determined but will be paid in 1998.
(c) Long-Term Compensation Awards in respect of 1997 for Messrs. Jarecki and Slutsky have not yet been determined. The Company anticipates that each will receive stock options under the Company's Stock Option Plan.
(d) Mr. Leatherman's bonuses for 1997, 1996, and 1995 were earned for performance in accordance with the Company's sales plans for such years.
(e) Mr. Ventura's bonus for 1997 was earned for performance in accordance with the Company's sales plan for such year.
(f)  Mr. Ventura began working for the Company in July 1995.

STOCK OPTION GRANTS IN 1997

         The following table sets forth information with respect to grants of stock options in 1997 pursuant to the 1994 Stock Option Plan to the named officers.


                           NUMBER OF      % OF TOTAL
                           SECURITIES       OPTIONS
                           UNDERLYING     GRANTED TO   EXERCISE OR
                            OPTIONS      EMPLOYEE IN    BASE PRICE   EXPIRATION
NAME                         GRANTED     FISCAL YEAR     ($/SH)         DATE
----                         -------     -----------     ------         ----
Andrew R. Jarecki..........    5,000        2.1           7.50         6/2/07
                              16,000        6.8           4.25        3/27/07
Adam H. Slutsky............    5,000        2.1           7.50         6/2/07
                              16,000        6.8           4.25        3/27/07
J. Russell Leatherman......    8,000        3.4           4.25        3/27/07
John Ventura...............   10,000        4.2           4.25        3/27/07
Thomas A. Jarecki..........   16,000        6.8           4.25        3/27/07

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

          The following table sets forth information with respect to the named officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year. The options shown in the table reflect options granted to the named officers by the Company under the 1994 Stock Option Plan.


                                                           NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                              SHARES                          OPTIONS AT FY-END               AT FY-END
                            ACQUIRED ON     VALUE       ---------------------------  -----------------------------
NAME                         EXERCISE    REALIZED       EXERCISABLE   UNEXERCISABLE  EXERCISABLE     UNEXERCISABLE
----                         --------    --------       -----------   -------------  -----------     -------------
Andrew R. Jarecki..........     0          $0             12,093        39,336        $41,431          $100,416
Adam H. Slutsky............     0          $0             77,025       118,697       $272,589          $382,942
J. Russell Leatherman......     0          $0             42,093        71,336       $112,531          $187,066
John Ventura...............     0          $0             10,350        43,150        $24,596           $89,944
Thomas A. Jarecki..........     0          $0             13,691        36,955        $47,833          $109,482



RETIREMENT PLAN

                  The Executive Officers of the Company are participants in the Falconwood Group Defined Benefit Pension Plan (the "Retirement Plan"). See "Certain Relationships and Related Party Transactions, Transactions Between the Falconwood Corporation and the Company." Normal benefits under the Retirement Plan, payable beginning at age 65, are calculated with respect to any participant as follows: 1.30 percent of such participant's average annual compensation for the five highest paid consecutive years multiplied by such participant's years of service. The following table shows annual benefits payable under the Retirement Plan to participants at age 65 in specified years of service and remuneration classes:



  AVERAGE ANNUAL
  COMPENSATION IN                   YEARS IN SERVICE
  FIVE CONSECUTIVE     -----------------------------------------------
  HIGHEST PAID YEARS      15        20        25       30        35
  ------------------   -----------------------------------------------
   $100,000             $19,500   $26,000   $32,500  $39,000   $45,500
   $125,000             $24,375   $32,500   $40,625  $48,750   $56,875
   $150,000             $29,250   $39,000   $48,750  $58,500   $68,250

         Compensation covered under the Retirement Plan is the total compensation reported on a participant's Federal tax Form W-2, which for 1997, 1996, and 1995 is equal to the amount of compensation for each named executive set forth in the Summary Compensation Table (which for purposes of the Retirement Plan may not exceed $160,000, subject to increase from time to time pursuant to Treasury regulations under the Code). Estimated credited years of service for the named executives for purposes of computing their benefits are:
Andrew R. Jarecki, 12 years; Adam H. Slutsky, 11 years; J. Russell Leatherman, 4 years; John Ventura, 2 years; and Thomas A. Jarecki, 8 years. Benefits are payable in an annuity form for a period of at least 10 years and thereafter for the life of the participant. Benefits payable are not subject to any deduction for Social Security or other offset amounts.

EMPLOYMENT AGREEMENTS AND COMPENSATION ARRANGEMENTS

         During the Company's fiscal year ended December 31, 1994, the Company entered into employment agreements with each of Messrs. Andrew R. Jarecki, Adam
H. Slutsky and J. Russell Leatherman (each, an "Executive"). Each such employment agreement provides for an employment term expiring in May 1996. Each of Mr. Jarecki's and Mr. Leatherman's agreements were automatically renewed for a two year term in May of 1996. The agreements also provide that for a period of two years after termination of the Executive's employment with the Company, the Executive may not (without the written approval of the Board of Directors of the Company) engage in any business in competition with the Company or its subsidiaries, as such business is conducted on the date on which such Executive's employment with the Company is terminated, or solicit the employment of any employee of the Company. The agreements provide that the Company will pay, during the initial term of each agreement, each of Mr. Jarecki and Mr. Leatherman an annual base salary of not less than $110,000, and thereafter such greater amount as may be determined by the Board of Directors. Bonus payments may be paid in such amounts and at such times as the Board of Directors may determine. In May of 1996, the Company entered a new employment agreement with Mr. Slutsky. Mr. Slutsky's new agreement contains substantially the same terms as his original agreement, except that the new agreement provides for an employment term expiring in May of 1998, which is automatically renewed for one additional year unless notice of non-renewal is given and an annual base salary of not less than $185,000.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

REGISTRATION RIGHTS AGREEMENT

         Pursuant to the terms of a Registration Rights Agreement (the "Registration Rights Agreement") by and among Dr. Henry Jarecki, Andrew R. Jarecki, certain members of their immediate family and certain trusts and a corporation affiliated with Dr. Jarecki (collectively, the "Jarecki Entities"), Adam H. Slutsky, J. Russell Leatherman, Robert Gukeisen, and certain other current stockholders of the Company (collectively, the "Holders") and the Company, the Company has agreed that the Holders, subject to certain conditions, may cause the Company to file a registration statement with the Securities and Exchange Commission (the "SEC") relating to the Common Stock held by them (or their transferees) (the "Registrable Securities"). The Company generally will be required to use its best efforts to effect any such registration on demand. The Company is not required to effect more than five such demand registrations for the holders of Registrable Securities, and not more frequently than two times during any period of twelve consecutive months. Such registrations will be at the Company's expense, except that each selling stockholder will bear its pro rata share of the underwriting fees and expenses, the fees and expenses of its counsel and applicable transfer taxes.

         In addition, the Holders of Registrable Securities have certain incidental (or "piggyback") registration rights that require the Company to include in any registration statement that the Company proposes to file with respect to its securities (whether for its own account or for the account of any security holder), such amount of Registrable Securities requested by them to be included therein, subject to certain exceptions. Such registrations will be at the Company's expense, except that each selling stockholder will bear its pro rata share of the underwriting fees and expenses, the fees and expenses of its counsel and applicable transfer taxes.

TRANSACTIONS BETWEEN THE FALCONWOOD CORPORATION AND THE COMPANY

         During 1995 and 1996 the Company leased office space from Falconwood at Four World Trade Center, New York, New York for which the Company paid Falconwood at a rate the Company believes approximated prevailing market rates. During 1995, 1996, and 1997 the Company had an agreement with Falconwood for the provision of certain administrative and other services, for which the Company paid 125 percent of Falconwood's direct costs for providing such services. During the years ended December 31, 1997 and 1996, Falconwood was paid approximately $191,000 and $264,000 respectively, for such services. During the year ended 1997 and 1996, various Company employees provided certain administrative and professional services to Falconwood and its affiliates and charged Falconwood approximately $59,000 and $32,000, respectively for such services. The Company believes the office lease and the administrative services arrangements are on terms comparable to those that could have been obtained in an arm's length transaction with an unaffiliated third party providing comparable office space and services. Effective October 31, 1996, the lease agreement was terminated as a result of the Company's move to new office space.

         Historically, as a convenience to the Company, employees of the Company have participated in a defined benefit pension plan provided by Falconwood and the Company intends to continue this practice. The Company may, however, in the future determine to provide similar benefits to its employees other than through this Falconwood plan. During the fiscal years ended December 31, 1997 and 1996, pension expense related to the Company's participation in the Falconwood plan was approximately $83,000 and $121,000 respectively.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

         The following table sets forth certain information concerning the ownership of the Company's Class A Common Stock and Class B Common Stock as of the Record Date by (i) all persons known to the Company to be beneficial owners of more than 5 percent of the outstanding Common Stock, (ii) each director of the Company, (iii) each executive officer of the Company, and (iv) all executive officers and directors of the Company as a group. Except as otherwise indicated, the persons indicated have sole voting and investment power with respect to the securities owned by them. In addition to the ownership of the Company's Common Stock by the Jarecki Entities set forth in the following table, other Jarecki Entities own an aggregate of 285,817 shares of Class A Common Stock, representing approximately 5.4 percent of the outstanding Class A Common Stock.


                                                  NUMBER OF SHARES                  PERCENTAGE OF
                                                  BENEFICIALLY OWNED              OUTSTANDING SHARES
                                                  ------------------              ------------------
                                             CLASS A            CLASS B           CLASS A     CLASS B
                                             -------            -------           -------     -------
Dr. Henry G. Jarecki*....................       75,000(a)**     7,155,053(b)**    1.4%        100.0%
  (Chairman of the Board)
Eugene Eliasoph..........................    1,497,770(a)(c)**  6,914,010(b)**   28.5          96.6
  400 Prospect Street
  New Haven, Connecticut 06511
Andrew R. Jarecki*.......................    1,422,770(c)**         --           27.0            --
  (Chief Executive Officer)
Adam H. Slutsky*.........................      108,280(d)           --            2.1            --
  (COO and CFO)
J. Russell Leatherman....................      166,105              --            3.2            --
  (President)
  1875 Century Park East, Suite 2230
  Los Angeles, California 90067
Thomas A. Jarecki*.......................      161,350              --            3.1            --
  (Senior VP, Operations)
Richard S. O'Connell*....................           --              --             --            --
  (Sr. VP, Marketing)
John Ventura*............................           --              --             --            --
  (Sr. VP, Theater Management Systems)
Nada Stirrat.............................           --              --             --            --
  (Sr. VP, Sales)
Matthew Blumberg.........................       23,000              --            0.4            --
  (VP, Marketing and Product Management)
Robert Gukeisen*.........................      392,210              --            7.5            --
  (VP, New Technologies)
Marc S. Hollander*.......................          200              --            ***            --
 (VP, Computer Systems)
Shlomo Sudry*............................           --              --             --            --
  (VP, Theater Management Systems)
Philip Talamas...........................        3,430              --            0.1            --
  (VP, Operations)
Mark N. Kaplan...........................        2,000              --            ***            --
  (Director)
  c/o Skadden, Arps, Slate, Meagher & Flom LLP
  919 Third Avenue
  New York, New York 10022
George H. McLaughlin.....................          260              --            ***            --
  (Director)
  263 Mercer Street
  Princeton, New Jersey 08540
Strauss Zelnick..........................       12,500              --            0.2            --
  (Director)
  BMG Entertainment
  1540 Broadway, 39th Floor
  New York, NY 10036

All executive directors and executive
  officers as a group....................    2,367,105(c)**     7,155,053(b)**   45.0%        100.0%

--------------

* The address of each of these individuals is 335 Madison Avenue, 27th Floor, New York, New York 10017.
**   Includes shares set forth elsewhere in this table.
***  Less than 1.0 percent.

(a) Includes 75,000 shares held by The Timber Falls Trust. Dr. Jarecki and Mr. Eliasoph, as co-trustees of this trust (the beneficiaries of which are various members of Dr. Jarecki's family and their lineal descendants), share investment and voting control with respect to these shares.

(b) Includes an aggregate of 6,914,010 shares held by: The Timber Acres Trust (956,840 shares); The Timber Top Trust (1,156,620 shares); The Timber Edge Trust (1,226,410 shares); The Timber Falls Trust (3,434,280 shares); and The Timber Nation Trust (139,860 shares). Dr. Jarecki and Mr. Eliasoph, as co-trustees of each of these trusts (the beneficiaries of which are various members of Dr. Jarecki's family and their lineal descendants), share investment and voting control with respect to these shares.

(c) Includes 1,422,770 shares held by The Timber Acres Trust II. Mr. Jarecki and Mr. Eliasoph, as co-trustees of this trust (the beneficiaries of which are Mr. Jarecki and his lineal descendants), share investment and voting control with respect to these shares.

(d)  Includes 3,000 shares held in trust for Mr. Slutsky's children.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's equity securities ("principal stockholders") to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of the equity securities of the Company. Officers, directors and principal stockholders are required to furnish the Company with copies of all such Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the last two fiscal years ended December 31, all Section 16(a) requirements applicable to the Company's officers, directors and principal stockholders were complied with except that one report covering a transaction was inadvertently filed late by an executive officer of the Company.


                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. For proposals by stockholders to be included in the Proxy Statement for the 1999 Annual Meeting of Stockholders, the Company must receive such proposals on or before December 31, 1998. Such proposals should be directed to the Company, Attention: Secretary, MovieFone, Inc., 335 Madison Avenue, 27th Floor, New York, NY 10017.

                                 OTHER MATTERS

         As of the date of this Proxy Statement, the Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed Proxy Card confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment on such matters.

                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, New York, New York 10048 and Suite 1400, Northwest Atrium Center, 5000 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549 at prescribed rates.



                                                MOVIEFONE, INC.




New York, New York
April 30, 1998

                                MOVIEFONE, INC.
                        335 MADISON AVENUE, 27TH FLOOR
                              NEW YORK, NY 10017

       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    FOR THE ANNUAL MEETING ON JUNE 19, 1998

The undersigned stockholder hereby appoints Matthew Blumberg and Thomas A. Jarecki, and each of them, proxies of the undersigned, with full power of substitution, to vote the stock of MOVIEFONE, INC., which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at MovieFone's offices at 335 Madison Avenue, 27th Floor, New York, New York on June 19, 1998 at 10:00 A.M. and at any adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof. If no directions are given, the executed proxies will vote for proposals 1 and 2, at their discretion, or on any other matter that may properly come before the meeting.

You are encouraged to specify your choices by making the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.

                        (To be Signed on Reverse Side)

[X] Please mark your
    votes as in this
    example
                                The board of Directors recommends a vote FOR the election of directors and FOR Item 2 below.

                       FOR   WITHHELD  NOMINEES: DR. G. JARECKI
1. Election of seven   [ ]     [ ]               ANDREW R. JARECKI
   directors, each to                            ADAM H. SLUTSKY
   serve until the next                          J. RUSSELL LEATHERMAN
   annual meeting of                             MARK N. KAPLAN
   stockholders and until their                  GEORGE H. MCLAUGHLIN
   respective successors are duty                STRAUSS ZELNICK
   elected and qualified



For, except vote withheld from the following nominee(s):

[ ]
  -----------------------------------------------------------------


                                               FOR  AGAINST ABSTAIN
2. Ratify appointment of Independent Auditors  [ ]    [ ]     [ ]


                      This proxy, when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of directors and for
                      Item 2 hereon.

                      The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any adjournments or postponements thereof. See "Other Matters" in the MovieFone, Inc. Proxy Statement dated April 30, 1998.


SIGNATURE                      DATE      SIGNATURE                DATE
         --------------------      -----          ----------------    ---------
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.